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                          PURCHASE AND SALE AGREEMENT



                                    BETWEEN



                             GENESIS GAS & OIL, LLC

                                   AS SELLER



                                      AND



                             TBI PRODUCTION COMPANY

                                  AS PURCHASER





                          DATED AS OF OCTOBER 1, 1997

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                          PURCHASE AND SALE AGREEMENT



         This Purchase and Sale Agreement (the "Agreement"), dated as of October 1, 1997, is made and entered into by and between GENESIS GAS & OIL, LLC, a Kansas limited liability company ("Seller"), whose address is 14 Corporation Woods, 8717 W. 110th Street, Suite 420, Overland Park, Kansas 66210, and TBI PRODUCTION COMPANY, a Delaware corporation ("Purchaser"), whose address is 508 W. Wall Street, Suite 500, Midland, Texas 79702.


                                   RECITALS:

         A. Seller owns various oil and gas properties, either of record or beneficially;

         B. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the assets, properties and rights of Seller hereinafter described, in the manner and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:


                                  ARTICLE I

                              PURCHASE AND SALE

         1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets (as defined in Section 1.2).

         1.2     ASSETS. As used herein, the term "Assets" means the following:

                 (a)      All of Seller's right, title and interest in and to
(i) the estates and mineral rights created by the oil and gas leases and mineral estates (the "Leases"), described in Exhibit "A", and (ii) all oil, gas, water disposal and other wells located on the Leases or on lands pooled therewith (the "Wells"), including, but not limited to, the wells set forth in Exhibit "A", together with all of Seller's interest in the rights and appurtenances incident thereto;

                 (b) The Overriding Royalty (as defined in Section 5.15 below);

                 (c) All of Seller's rights in, to and under, and obligations arising from, all agreements relating to the Leases or Wells, including, but not limited to, joint operating agreements,





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
unitization agreements, pooling agreements, farmout agreements, drilling agreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders and decisions of state and federal regulatory authorities establishing units which appear of record or in the Records or which have been otherwise disclosed to Purchaser;

                 (d) All of Seller's interest in fixtures, personal property, facilities and equipment, used or held for use or charged to the Leases or Wells for the production, treatment, transportation, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto; and

                 (e) All books, files, data and records in Seller's possession relating to the Leases or Wells, or the maintenance or operation thereof, that Seller is not otherwise precluded from transferring to a third party by proscription of contract (the "Records"); reserving, however, the rights with respect to such Records granted to Seller in Section 1.5 hereof.

         1.3 EFFECTIVE TIME. Possession of the Assets shall be transferred from Seller to Purchaser at the Closing, but ownership shall be effective as of 7:00 A.M. (local time where the Assets are located) on June 1, 1997 (the "Effective Time"). Seller shall be entitled to any production revenues or other amounts realized from and accruing to the Assets prior to the Effective Time, and shall be liable for the payment of all expenses attributable to the Assets prior to the Effective Time except expenses attributable to obligations assumed by Purchaser in Section 9.3. Purchaser shall be entitled to any production revenues or other amounts realized from and accruing to the Assets and arising subsequent to the Effective Time, and shall be liable for the payment of all expenses attributable to the Assets subsequent to the Effective Time and attributable to pre-Effective Time obligations assumed by Purchaser in
Section 9.3.

         1.4 GAUGING AND STRAPPING. Seller has caused the oil storage facilities on, or utilized in connection with, the Assets to be gauged or strapped as of the Effective Time. The production in such storage facilities as of the Effective Time is owned by Seller and production placed in such storage facilities thereafter shall belong to Purchaser.

         1.5 RECORDS. In all other cases, Seller shall deliver the original Records to Purchaser at Closing or within a reasonable amount of time after Closing; however, Purchaser (for a period of four (4) years after Closing) shall make available to Seller (at the location of such original Records in Purchaser's organization), access to the original Records, upon written request of Seller during normal business hours, and Seller shall have the right to copy and retain such copies of the original Records as are necessary and reasonable.





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                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 PURCHASE PRICE. The cash purchase price for the Assets shall be Thirty-Five Million Dollars ($35,000,000) (the "Purchase Price") subject to adjustment as set forth in Section 2.2.

         2.2 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price for the Assets shall be adjusted as follows and the resulting amount shall be referred to herein as the "Adjusted Purchase Price":

                 (a) Reduced by the aggregate amount of the following described proceeds received by Seller between the Effective Time and the Closing Date (with the full period between the Effective Time and the Closing Date referred to as the "Adjustment Period"): (i) for the sale of oil, gas, liquids or other associated minerals (net of any applicable royalties or other lease burdens, marketing, gathering and transportation costs and production, severance or sales taxes not reimbursed to Seller by the purchaser of production) produced from the Assets during the Adjustment Period, and (ii) for the sale, salvage or other disposition during the Adjustment Period of any property, equipment or rights included in the Assets without Purchaser having received full payment therefor;

                 (b)      Reduced by an amount established pursuant to Section
10.4 for ad valorem and similar production taxes payable with respect to the Assets for all periods ending on or prior to the Effective Time or prorated to the Effective Time to the extent not paid prior to the Closing Date, if and only if Purchaser expressly assumes the responsibility for and agrees to pay such taxes when due and indemnifies Seller therefrom;

                 (c) Reduced by an amount equal to the value of any Exclusion Adjustment or Defect Adjustment as defined in Section 3.4(b) or 3.5 ;

                 (d) Reduced with respect to each Well that is overproduced relative to the other undivided interests in such Well as set forth on Schedule 5.8, by an amount equal to the overproduced volumes as of the Effective Time multiplied by $1.00 per thousand cubic feet or per million british thermal units;

                 (e) Increased by the amount of all costs listed below paid by Seller during the Adjustment Period: (i) all costs of the ordinary course of Seller's exploration, development or production operations directly related to the Assets, (ii) all costs for the normal maintenance of any Assets, and (iii) otherwise from the ownership of the Assets during the Adjustment Period;

                 (f) Increased by the amount equal to the value of all merchantable oil in storage above the pipeline connection at the Effective Time that is credited to the Assets (value to be market or contract price in effect as of the Effective Time net of any production royalties, transportation costs and of any production, severance or sales taxes);





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
                 (g) Increased by the amount of property taxes, if any, paid by Seller relating to the Assets for any period of time after the Effective Time;

                 (h) Increased with respect to each Well that is underproduced relative to the other undivided interests in such Well as set forth on Schedule 5.8, by an amount equal to the underproduced volumes as of the Effective Time multiplied by $1.00 per thousand cubic feet or per million british thermal units; and

                 (i) Further adjusted by any other amount agreed upon by Seller and Purchaser.

         2.3 PAYMENT OF ADJUSTED PURCHASE PRICE. The Adjusted Purchase Price shall be paid as follows:

                 (a) Purchaser shall pay to Seller at Closing, the amount mutually agreed upon at least three (3) business days prior to Closing as an estimate of the final computation of the Adjusted Purchase Price in excess of the amount of Two Hundred Thousand Dollars ($200,000) which shall be held in trust by legal counsel for Seller, Payne & Jones, to accommodate any final adjustments to the Purchase Price as described below. Payment of such amount held in trust shall be made by Payne & Jones in the manner agreed to or as decided in Section 2.3(b).

                 (b) As soon as reasonably practicable after the Closing but not later than ninety (90) days following the Closing Date, Purchaser shall prepare and deliver to Seller a statement setting forth each final adjustment to the Purchase Price (including a credit to Seller in the amount held out of the payment made pursuant to Section 2.3(a) above) and showing the calculation of each such adjustment. As soon as reasonably practicable but not later than twenty (20) days following receipt of Purchaser's statement hereunder and any substantiating records reasonably requested by Seller within such time, Seller shall deliver to Purchaser a written report containing any changes that Seller proposes be made to such statement. The parties shall undertake to agree on the final statement of the Purchase Price no later than one hundred twenty
(120) days after the Closing Date and the required payments indicated thereon shall be remitted no later than such time. In the event that the parties cannot reach agreement within such period of time, they shall designate an independent accounting firm mutually acceptable to both parties whose decision as to adjustments shall be binding upon both parties and whose costs shall be shared equally between Purchaser and Seller.

                 (c) All such payments shall be by electronic funds transfer of immediately available funds to an account designated by the payee, unless otherwise instructed.

         2.4     ALLOCATION OF PURCHASE PRICE.      Schedule 2.4 sets forth the
allocation of the Purchase Price among certain of the Assets (known as the "Allocated Values" of the respective Assets). Seller and Purchaser are obligated to recognize or give effect to such Allocated Values, or any allocation of the Purchase Price that may be extrapolated from assignment of such values with respect to Sections 3.4 and 3.5 and Article V.





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                                  ARTICLE III

                                 TITLE MATTERS

         3.1     SELLER'S TITLE.

                 (a) Except as set forth on Schedule 3.1, Seller represents that Seller's title to the Assets as of the Effective Time is (and as of the Closing shall be) Defensible Title as defined in Section 3.2. Except for the special warranty of title set forth in Section 3.1(b) which shall survive Closing, the foregoing title representation shall not survive Closing.

                 (b) The conveyance to be delivered by Seller to Purchaser shall be substantially in the form of Exhibit "B" and shall be without warranty of title other than against the claims of third parties claiming the same or any part thereof by, through and under Seller. As reasonably requested by Purchaser, Seller also agrees to execute and deliver at and after Closing such other assignments, bills of sale and other documents which are appropriate to transfer the Assets to Purchaser.

         3.2 DEFINITION OF DEFENSIBLE TITLE. As used in this Agreement, the terms "Defensible Title" shall mean:

                 (a)      As to each Lease that title of Seller which:

                          (i) is filed of record and free from reasonable doubt such that a prudent person engaged in the business of the ownership, development and operation of producing oil and gas properties, with knowledge of all the facts and their legal effect, would be willing to accept the same; and

                          (ii) is free and clear (except for Permitted Encumbrances as defined in Section 3.3 below) of all liens, encumbrances, obligations or defects which are of record prior to Closing.

                 (b)      As to each Well that title of Seller which:

                          (i) entitles Seller to own at least the "Net Revenue Interest" for the Wells identified on Schedule 2.4 as being associated with such Wells, without reduction, suspension or termination throughout the productive life of such Well, except for any reduction, suspension or termination as set forth in Schedule 2.4;

                          (ii) requires Seller to bear no greater "Working Interest" than the Working Interest for each of the Wells identified on Schedule 2.4 as being associated with such Wells, without increase throughout the productive life of such Well, except for any increase as set forth in Schedule 2.4; and





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                          (iii)   is free and clear (except for Permitted
                 Encumbrances as defined in Section 3.3 below) of all liens, encumbrances, obligations or defects.

                 (c) As to the Assets other than each Lease, that title of Seller which grants to Seller the benefits and burdens of ownership therein to the following extent: (i) with respect to personal property, facilities and equipment located on the Leases, that title of Seller that is free and clear of all liens, encumbrances and defects arising by, through or under Seller, except for Permitted Encumbrances, and (ii) with respect to all other personal property, facilities and equipment included in the Assets, all of Seller's right, title and interest therein.

         As used in this Agreement, the term "Title Defect" shall mean any defect which causes Seller not to have Defensible Title.

         3.3 DEFINITION OF PERMITTED ENCUMBRANCES. As used herein, the term "Permitted Encumbrances" shall mean:

                 (a) Lessor's royalties, overriding royalties other than the Overriding Royalty, reversionary interests and similar burdens of record;

                 (b)      Division orders and sales contracts;

                 (c) Preferential rights to purchase and required third-party consents and similar agreements, all of which are set forth on
Schedule 3.5, with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting the right has expired without an exercise of the rights;

                 (d) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

                 (e) Conventional rights of reassignment prior to release of a leasehold interest requiring ninety (90) days or less notice to the holders of the rights;

                 (f) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations;

                 (g) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Leases or Wells in any manner, and all applicable laws, rules and orders of governmental authority;

                 (h) Any encumbrance on or affecting the Assets which is assumed or paid by Purchaser at or prior to Closing or which is discharged at or prior to Closing; and

                 (i) Any Title Defects that Purchaser shall have expressly waived in writing or which are deemed to have been waived by operation of
Section 3.4.





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         3.4     TITLE FAILURE; DEFECT ADJUSTMENTS.

                 (a) "Defective Interests" shall mean that portion of the value of any of the Assets as described on Schedule 2.4 affected by a Title Defect or that Purchaser is otherwise entitled under Section 3.4 or 3.5 to treat as Defective Interests, and of which Seller has been given notice by Purchaser on or before a date which is three (3) business days prior to the Closing Date. Such notice shall be in writing and shall include (i) a description of the Defective Interests, (ii) the basis for the defect that Purchaser believes causes such Assets to be treated as Defective Interests,
(iii) the Allocated Values of the Defective Interests, and (iv) the amount by which Purchaser reasonably believes the Allocated Values of the Defective Interests has been reduced and the computations and information upon with Purchaser's belief is based. Purchaser shall be deemed to have waived all Title Defects and any Defective Interests of which Seller has not been given such notice; provided, however that such waiver shall not apply with respect to any defect under Section 3.5(a) if such defect did not exist on or before the date such notice is due, but arose after such date.

                 (b) Subject to subsection (d) of this Section 3.4, Defective Interests shall be excluded from the Assets to be purchased by Purchaser hereunder and the Purchase Price shall be reduced in accordance with
Section 2.2(c) by an amount equal to the Allocated Values thereof as agreed upon by Seller and Purchaser (which reduction shall be called an "Exclusion Adjustment" unless (i) prior to the Closing, the basis for treating such Assets as Defective Interests has been removed to the mutual satisfaction of the parties, (ii) Seller agrees to provide Purchaser an indemnity acceptable to Purchaser indemnifying Purchaser against all losses, costs, expenses and liabilities with respect to such Defective Interests arising from the defect or basis for such Assets being treated as Defective Interests, or (iii) Purchaser and Seller agree to an amount by which the Allocated Values of the Defective Interests has been reduced and the Purchase Price is reduced by such amount in accordance with Section 2.2(c), the amount of which reduction will in no event exceed the Allocated Value amount set forth on Schedule 2.4 (which reduction shall be called a "Defect Adjustment").

                 (c) In determining which portion of the Assets are Defective Interests, it is the intent of the parties to include, when practical, only that portion of the Assets materially affected by the defect or the basis for such Assets being treated as Defective interests.

                 (d) If the aggregate Allocated Values of all Defective Interests at the Closing exceed ten percent (10%) of the Purchase Price, Purchaser or Seller shall have the additional right to terminate this Agreement without penalty pursuant to Section 8.1(b).

         3.5     IDENTIFICATION OF ADDITIONAL DEFECTIVE INTERESTS.

                 (a) CONSENTS. On or prior to Closing, Seller shall furnish to Purchaser copies of all written waivers or consents to the sale and transfer of the Assets which have been obtained from any third party. If any third party waiver or consent to the sale and transfer of the Assets set forth on





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
Schedule 3.5 is not obtained prior to the Closing, Purchaser may elect to treat that portion of the Assets subject to such consent requirement as Defective Interests by giving Seller notice thereof on or before Closing.

                 (b) PREFERENTIAL RIGHTS. If any preferential right to purchase set forth on Schedule 3.5 is exercised on or before Closing, that portion of the Assets affected by the exercise of or notice of the intent to exercise such preferential right shall be treated as Defective Interests.

                 (c) CASUALTY LOSS. As used herein, the term "Casualty Loss" shall mean, with respect to all or any portion of any of the Assets, any destruction by fire, blowout, storm or other casualty prior to Closing. Seller shall promptly notify Purchaser of any Casualty Loss of which Seller becomes aware. Purchaser shall assume any Casualty Loss which occurs during the Adjustment Period as to any Asset operated by Purchaser and Seller shall transfer to Purchaser all rights to insurance proceeds, claims, awards and other payments arising out of such Casualty Loss. If any Casualty Loss occurs during the Adjustment Period to any of the Assets not operated by Purchaser and such Casualty Loss may be repaired prior to Closing and, when repaired, the value of such Asset shall not be materially diminished, then Seller may repair such Casualty Loss prior to Closing and shall immediately notify Purchaser of such election. If Seller elects to repair such Casualty Loss in respect of an Asset not operated by Purchaser and such repair is not completed prior to Closing or the repair completed by Seller does not cause the value of such Asset to be substantially the same as such value prior to the Casualty Loss, or Seller does not elect to repair the Casualty Loss, then Purchaser may elect to
(i) cause Seller to retain the Asset affected by the Casualty Loss, and to treat the Casualty Loss as a Defective Interest, in which case Seller shall retain all insurance proceeds relating to the Casualty Loss or (ii) require Seller to (1) transfer to Purchaser such Asset notwithstanding such Casualty Loss, (2) transfer to Purchaser all rights to unpaid insurance proceeds, claims, awards and other payments arising out of such Casualty Loss, and (3) pay to Purchaser all sums paid to Seller as insurance proceeds, awards or other payment arising out of such Casualty Loss.

                                   ARTICLE IV

                        PRE-CLOSING, AND CLOSING ACTIONS

         4.1     TIME AND PLACE OF CLOSING.

                 (a) The parties hereto shall use their best efforts to consummate the purchase and sale transaction as contemplated by this Agreement (the "Closing") at the law firm of Holme, Roberts & Owen, Denver, Colorado on October 21, 1997 or as soon thereafter that the conditions to Closing set forth in this Agreement are satisfied, but in no event shall Closing occur after October 30, 1997 unless otherwise agreed to in writing by Purchaser and Seller.

                 (b) The date on which the Closing occurs is herein referred to as the "Closing Date". The Conveyance shall be effective as of the Effective Time.

         4.2 ACCESS TO RECORDS. Between the date of this Agreement and the Closing Date, Seller shall, subject to Section 4.8 hereof, give Purchaser and its representatives access to, and the right to





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copy, at Purchaser's expense, the Records in Seller's possession directly relating to the Assets, but only to the extent that Seller may do so without violating any confidentiality or contractual obligation to a third party and to the extent that Seller has authority to grant such access. Such access by Purchaser shall be limited to Seller's normal business hours, by appointment only, and shall be without disruption of Seller's normal and usual operations.

         4.3 GOVERNMENT REVIEWS. Seller and Purchaser shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with, each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. Each party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.

         4.4 PRE-CLOSING ACTION. Seller and Purchaser shall use all reasonable efforts to cause all of the conditions precedent to the consummation of the transactions contemplated by this Agreement applicable to each of them to be met as promptly as possible and to take all such other actions as may be reasonably necessary to effect the consummation of the transactions contemplated by this Agreement.

         4.5     LETTERS-IN-LIEU, ASSIGNMENTS AND NOTICES.

                 (a) Seller shall execute on the Closing Date Letters in Lieu of Division and Transfer Orders relating to the Assets on forms prepared by Purchaser and reasonably satisfactory to Seller to reflect the transactions contemplated hereby.

                 (b) Purchaser shall prepare and Seller and Purchaser shall execute on the Closing Date all assignments necessary to convey to Purchaser the Assets, which assignments shall be substantially in the form of Exhibit "B".

                 (c) Purchaser shall prepare and Seller and Purchaser shall execute on the Closing Date all assignments necessary to convey to Purchaser all federal, state or Indian leases in the form as prescribed by the applicable governmental body.

         4.6 PUBLIC ANNOUNCEMENTS. Each party hereto shall consult with the other party hereto prior to any public announcement by such party regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby.

         4.7 INDEMNITY REGARDING ACCESS. Purchaser agrees to indemnify, defend and hold harmless Seller, its directors, officers, employees, agents and representatives from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs, expenses of litigation and reasonable attorneys' fees) in connection with personal injuries, including death or property damage arising out of or relating to the access of Purchaser, its officers, employees, and representatives to the Assets and to the records and other related information as permitted under this Agreement.





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                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         5.1 DISCLAIMERS. Except as specifically set forth in this Article V and Section 3.1, Seller makes no warranties or representations, express or implied, in connection with the Assets, and expressly disclaims any warranties or representations with regard to any information or data disclosed or provided by them, their agents, representatives, employees or advisors to Purchaser or Purchaser's agents, representatives, employees, or advisors. Subject to this
Section 5.1, Seller makes the warranties and representations set forth in Sections 5.2 through 5.15. SELLER EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS INCLUDING (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY PURCHASER THAT THE PERSONAL PROPERTY, FIXTURES AND ITEMS ARE BEING CONVEYED TO PURCHASER AS IS, WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

         5.2 EXISTENCE. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Kansas and is duly registered to do business as a foreign limited liability company in the states where the Assets are located.

         5.3 POWER. Seller has the power to enter into and perform this Agreement and the transactions contemplated by this Agreement. Subject to preferential purchase rights and restrictions on assignment of the type generally found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests, the execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement, will not violate
(a) any provision of the certificate or agreement of formation of Seller, (b) any material agreement or instrument to which Seller is a party or by which Seller or any of the Assets are bound, (c) any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (d) any law, rule or regulation applicable to Seller relating to the Assets other than a violation which would not have a material adverse effect on Seller or the Assets.

         5.4 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement, and the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Seller. This Agreement constitutes the valid and binding obligation of

Seller, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.5 LIABILITY FOR BROKERS' FEES. Purchaser shall not directly or indirectly incur any liability or expense, as a result of undertakings or agreements of Seller, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

         5.6 CLAIMS AND LITIGATION. To the actual knowledge of Seller, there are no claims, actions, suits or proceedings pending or threatened against Seller which, if determined adversely to Seller, would have a material adverse affect on the Assets or which would materially and adversely affect Seller's ability to perform its obligations under this Agreement.

         5.7 TAXES AND ASSESSMENTS. To the actual knowledge of Seller, all material ad valorem, production, severance, excise, and similar taxes and assessments based upon or measured by the ownership of or the production of hydrocarbons from the Assets which have become due and payable have been properly paid or are being challenged in good faith by Seller, all applicable tax returns have been filed, and Seller knows of no claim by any applicable taxing authority against Seller in connection with the payment of such taxes.

         5.8 PRODUCTION IMBALANCES. Schedule 5.8 sets forth all of the estimated production imbalances net to Seller's working interest with respect to certain wells as of the Effective Time, and Purchaser expressly assumes any and all obligations attributable to the production imbalances. The value determined by mutual agreement of the parties hereto of all production imbalances as set forth on Schedule 5.8 shall be adjustments to the Purchase Price in accordance with Section 2.2.

         5.9 CONSENTS AND PREFERENTIAL RIGHTS. All required notices in respect of consents to assignment and preferential rights to purchase relating to the Assets set forth on Schedule 3.5 shall be prepared by Purchaser for execution by Seller on forms customarily used in the industry and shall be furnished to Purchaser at Closing. Seller shall use its best efforts to cause such consents and preferential rights to purchase to be obtained and delivered on or before Closing. Purchaser shall cooperate with the Seller in seeking to obtain such consents and preferential rights. Should a third party fail to exercise its preferential right to purchase as to any portion of the Assets prior to Closing, such portion of the Assets shall be conveyed to Purchaser subject to such right and Purchaser agrees to perform the obligations of Seller with respect to such preferential rights.

         5.10 ENVIRONMENTAL LAWS. To the actual knowledge of Seller and as to that portion of the Assets not operated by Purchaser, (i) such Assets are in compliance in all material respects with all Environmental Laws (as hereinafter defined) and all orders or requirements of any court or federal, state, or local governmental authority, and possess and are in compliance with all required permits, licenses, or similar authorizations, (ii) such Assets and related operations are not subject to any existing or threatened suit, investigation, or proceeding related to any obligation under any Environmental Law, and (iii) there is no liability (contingent or otherwise) in connection with the release or threatened release into the environment of any Hazardous Substance (as defined below) as a result of or in connection with such Assets or the operations related thereto. As used in this Agreement, the term "Environmental Laws" shall mean any and all laws, regulations, ordinances and judicial interpretations pertaining the prevention, abatement or elimination of pollution or to the protection of public health or the environment that are in effect in all jurisdictions in which any of the Assets or related operations are located or conducted, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Act and the Clean Air Act and the term "Hazardous Substance" shall have the meaning described under Section 101 of CERCLA at 42 U.S.C. Section 9601(14), except that it shall also include petroleum, natural gas, natural gas liquids, nitrous oxide, carbon monoxide and sulphur oxide.

         5.11 SALE OF PRODUCTION. Except as set forth on Schedule 5.11 and as to that portion of the Assets not operated by Purchaser, no hydrocarbons produced from such Assets or existing as in-ground reserves in such Assets are subject to a sales contract (other than a contract or division order terminable upon no more than 30 days notice), and no person or entity other than a lessor under the Leases has any call upon, option to purchase or similar rights with respect to production from such Assets. Except as set forth on
Schedule 5.11, Seller is receiving proceeds from the sale of production from the Wells from the production purchasers or from operator(s) of the Assets in a timely manner, and the proceeds payable to Seller are not being held in suspense by any production purchaser or operator.

         5.12 LEASES. To the actual knowledge of Seller, the Leases are in full force and effect and are valid and existing documents covering the entire estates which they purport to cover; all royalties, rentals and other payments due under the Leases which are the responsibility of Seller to pay have been fully, properly and timely paid; no party to any Lease is in breach of any provision thereof; no such breach has been alleged by any lessor; the Leases, other than federal Leases, do not contain express development obligations; and all conditions necessary to keep the Leases in force have been performed.

         5.13 FURTHER ASSURANCES. From the date of execution of this Agreement, without the prior written consent of Purchaser, Seller will not: (i) enter into any new agreements or commitments with respect to the Assets; (ii) incur any liabilities other than in the ordinary course for normal operating expenses associated with individual Wells; (iii) abandon, or consent to abandonment of, any producing or shut-in Well or any injection well located on the premises associated with the Assets, nor release or abandon all or any portion of the Leases; (iv) modify or terminate any of the agreements relating to the Assets or waive any right thereunder; (v) encumber, sell or otherwise dispose of any of the Assets other than personal property which is replaced with equivalent property or consumed in the ordinary course of operation of the Assets and other than hydrocarbons sold in the ordinary course of business; and (vi) purchase any additional interests.

         5.14 MATERIAL AGREEMENTS. All agreements with respect to which Seller is a party and Purchaser is not a party and that are material to the ownership or value of the Assets are set forth on Schedule 5.14 and, as to such agreements, (i) all are in full force and effect; (ii) all payments due thereunder have been made by Seller; (iii) Seller is not in breach or default thereunder; (iv) no other party is in breach or default with respect to its obligations thereunder; and (v) neither Seller nor any other party to any such contract has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any such contract. [note: schedule to include loan agreement]

         5.15 BURDENS. Schedule 3.1 identifies (and sets forth all recording and filing information to the extent recorded or filed) all liens, encumbrances or other burdens on the Assets whether recorded or unrecorded as of the Effective Time. Such liens, encumbrances or other burdens have not changed since the Effective Time and no additional liens, encumbrances or other burdens have been incurred since the Effective Time in respect of any of the Assets. Seller has assigned of record an overriding royalty interest equal to ten percent (10%), proportionately reduced, of the net revenue interest owned by Seller in the Leases (the "Overriding Royalty") to Endowment Energy Co-Investment Partnership, a Delaware general partnership (the "Royalty Owner"), which is identified on Schedule 3.1. The Overriding Royalty is included in the net revenue interests set forth on Schedule 2.4 and Seller shall assign, or cause Royalty Owner to assign, the interests represented by the Overriding Royalty to Purchaser at Closing.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller the following:

         6.1 EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation in the state(s) where the Assets are located, except where the failure to so qualify would not have a material adverse effect on Purchaser or its properties.

         6.2 POWER. Purchaser has the corporate power to enter into and perform this Agreement and the transactions contemplated by this Agreement. Subject to preferential purchase rights and restrictions on assignment of the type generally found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests, the execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement, will not violate (a) any provision of the certificate of incorporation or bylaws of Purchaser, (b) any material agreement or instrument to which Purchaser is a party or by which Purchaser or any of the Assets are bound, (c) any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (d) any law, rule or regulation applicable to Purchaser relating to the Assets other than a violation which would not have a material adverse effect on Purchaser.

         6.3 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement, and the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.4 LIABILITY FOR BROKERS' FEES. Seller shall not directly or indirectly incur any liability or expense, as a result of undertakings or agreements of Purchaser, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

         6.5 DISTRIBUTION. Purchaser is an experienced and knowledgeable investor in the oil, gas and mineral resources industry that has previously expended substantial amounts in the acquisition and development of oil and gas properties. Prior to entering into this Agreement, Purchaser has been advised by its counsel and such other persons as it has deemed appropriate concerning this Agreement. The Assets to be acquired by Purchaser pursuant to this Agreement are being acquired by Purchaser for its own account, for investment and not with a view to distribution or resale within the meaning of the Securities Act of 1933, as amended, or any other applicable securities law, rule, regulation or order.

         6.6 CLAIMS AND LITIGATION. To the actual knowledge of Purchaser, there are no claims, actions, suits, or proceedings pending or threatened against Purchaser which, if determined adversely to Purchaser, would materially and adversely affect Purchaser's ability to perform its obligations under this Agreement.


                                  ARTICLE VII

                             CONDITIONS TO CLOSING

         7.1 CONDITIONS OF SELLER TO CLOSING. The obligations of Seller to consummate the transaction contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

                 (a) REPRESENTATIONS. The representations and warranties of Purchaser set forth in this Agreement herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                 (b) PERFORMANCE. Purchaser shall have performed all obligations, covenants and agreements hereunder and shall have complied with all covenants and conditions applicable to it contained in this Agreement prior to or on the Closing Date.

                 (c) PENDING MATTERS. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                 (d) OPINION. Purchaser shall have delivered to Seller an opinion of its legal counsel in form and substance reasonably satisfactory to Seller, dated as of the date of Closing, to the effect that:

                          (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the States of Wyoming, Colorado and Texas;

                          (ii) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser; and

                          (iii)   This Agreement and all documents and
                 instruments executed by Purchaser at Closing have been duly executed and delivered on behalf of Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms and, subject to obtaining required consents to assignment and the exercise of preferential rights to purchase, do not violate any contract, order or agreement to which Purchaser is a party or is subject.

         In giving this opinion, Purchaser's counsel may rely upon certificates of governmental officials and of Purchaser's officers as to matters of fact, and may qualify the opinion with such other assumptions and exceptions as are reasonable under the circumstances.

         7.2 CONDITIONS OF PURCHASER TO CLOSING. The obligations of Purchaser to consummate the transaction contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:

                 (a) REPRESENTATIONS. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                 (b) PERFORMANCE. Seller shall have performed all obligations, covenants and agreements hereunder and shall have complied with all covenants and conditions applicable to it contained in this Agreement prior to or on the Closing Date and shall have executed and delivered the Conveyance on the Closing Date.

                 (c) PENDING MATTERS. No suit, action or other proceeding by a third party or governmental authority shall be pending or threatened to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                 (d) OPINION. Seller shall have delivered to Purchaser an opinion of Seller's legal counsel, in form and substance reasonably satisfactory to Purchaser, dated as of the date of Closing, to the effect that:

                          (i) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas and is duly qualified to carry on its business in the States of Wyoming, Colorado and Texas;

                          (ii) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller; and

                          (iii)   This Agreement and all documents and
                 instruments executed by Seller at Closing have been duly executed and delivered on behalf of Seller and constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms and, subject to obtaining required consents to assignment and the exercise of preferential rights to purchase, do not violate any contract, order or agreement to which Seller is a party or is subject.

                 In giving this opinion, Seller's counsel may rely upon certificates of governmental officials and of Seller's officers as to matters of fact, and may qualify the opinion with such other assumptions and exceptions as are reasonable under the circumstances.

         7.3 OBLIGATIONS OF SELLER AT CLOSING. At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall execute and deliver or cause to be executed and delivered to Purchaser, among other things, the following:

                 (a) Conveyances of the Assets, in sufficient original counterparts to allow recording;

                 (b) Assignments, on appropriate forms, of state and federal leases comprising portions of the Assets;

                 (c) Assignments of the Overriding Royalty, in sufficient original counterparts to allow recording;

                 (d) Letters-in-lieu of transfer orders covering the Assets;

                 (e) Copies of all consents, waivers and approvals of the third parties set forth on Schedule 3.5, other than unexercised preferential rights;

                 (f)      Opinion of legal counsel set forth in Section 7.2(d);

                 (g) Certificate by an authorized member of Seller dated as of Closing, certifying on behalf of Seller that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled; and

                 (h) Mortgage releases, financing statement terminations and any other releases or documentation sufficient to remove the liens, encumbrances or other burdens set forth on Schedule 3.1, in sufficient original counterparts to allow full recording and filing.

         7.4 OBLIGATIONS OF PURCHASER AT CLOSING. At the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall execute and deliver or cause to be executed and delivered to Seller, among other things, the following:

                 (a) A wire transfer of the Adjusted Purchase Price, as required hereunder;

                 (b)      Opinion of legal counsel set forth in Section 7.1(d);
and

                 (c) Certificate by an authorized attorney-in-fact or corporate officer of Purchaser dated as of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (a) by the mutual prior written consent of Seller and Purchaser, (b) by Purchaser or Seller if the provisions of Section 3.4(d) give it the right to terminate, (c) at the option of the non-breaching party if the other party is in material default of its obligations under this Agreement, or (d) by Seller, if Closing has not occurred by [October 31], 1997. Any party shall exercise a right of termination provided above by written notice to the other party.

         8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1(a), (b) or (d), this Agreement shall become void and of no further force or effect (except for the provisions of Section 4.7 which shall continue in full force and effect); provided, however, that if either party is in material default of its obligations under this Agreement at the time this Agreement is so terminated pursuant to Section 8.1(c), such defaulting party shall continue to be liable to the other party for damages or specific performance relating to such default and such liability shall not be affected by such termination.


                                   ARTICLE IX

                            POST-CLOSING OBLIGATIONS

         9.1 STATEMENT OF ADJUSTED PURCHASE PRICE. Seller and Purchaser shall agree on a final statement of the Purchase Price and make any payments required thereby in accordance with the provisions of Section 2.3 above.

         9.2 RECEIPTS AND CREDITS. Following final adjustment of the Purchase Price, all monies, proceeds, receipts, credits and income attributable to the Assets for all periods of time subsequent to the Effective Time shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose, account for and transmit the same promptly to Purchaser. Following final adjustment of the Purchase Price, all monies, proceeds, receipts and income attributable to the Assets, except as otherwise provided in this Agreement, for all periods of time prior to the Effective Time, shall be the sole property and entitlement of Seller and, to the extent received by

Purchaser, Purchaser shall fully disclose, account for and transmit the same promptly to Seller. Except as otherwise provided in this Agreement, all costs, expenses, disbursements, obligations and liabilities attributable to the Assets for periods of time prior to the Effective Time, regardless of when due or payable, shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Purchaser, promptly reimburse Purchaser for and hold Purchaser harmless from and against same. All costs, expenses, disbursements, obligations, and liabilities attributable to the Assets for periods of time subsequent to the Effective Time, regardless of when due or payable, shall be the sole obligation of the Purchaser and Purchaser shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same. Seller shall be entitled to a credit for and reimbursement in an amount equal to any amount received by Purchaser after Closing for any delivery or performance by Seller prior to the Effective Time.

         9.3     ASSUMPTION AND INDEMNITY. If the Closing occurs,

                 (a) Purchaser assumes all obligations that are attributable to the Assets from and after the Effective Time including, but not limited to, any obligation to cash balance or to allow third parties to make-up gas according to the terms and conditions of the applicable gas balancing or other contracts or governing law, rule or regulation, all obligations to properly plug and abandon all wells now or thereafter located on the Leases and restore the surface of the Leases in accordance with applicable lease or other agreements and governmental (including environmental) laws, orders, and regulations (regardless of whether any such obligation to plug, abandon and restore is attributable to periods of time prior to or after the Effective
Time) and the obligation to pay ad valorem and similar production taxes with respect to the Assets as set forth in Sections 10.4 and 2.2(b);

                 (b) Purchaser agrees to indemnify, defend and hold harmless Seller, its affiliates, officers, directors, agents and representatives from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs, expenses of litigation and reasonable attorneys' fees) that are attributable to the Assets after the Effective Time (including, without limitation, (i) the obligation to cash balance or to allow third parties to make-up gas according to the terms and conditions of the applicable gas balancing or other contracts or governing law, rule or regulation, (ii) the obligation to properly plug and abandon all wells now or hereafter located on the Leases, (iii) the obligation to restore the surface of the Leases in accordance with applicable lease or other agreements and governmental laws, orders and regulations, and (iv) damage to property, or injury to or death of persons attributable to the Assets and occurring after the Effective Time). Notwithstanding the foregoing, Purchasers' indemnification obligations exclude liabilities in respect of Environmental Laws as to the Assets and to conditions that existed prior to the Effective Time;

                 (c) Seller agrees to indemnify, defend and hold harmless Purchaser, its affiliates, officers, directors, agents and representatives from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs, expenses of litigation and reasonable attorneys' fees) that are attributable to the Assets before the Effective Time (other than (i) the obligation to cash balance or to allow third parties to make-up gas according to the terms and conditions of the applicable gas balancing or other contracts or governing law, rule or regulation, (ii) the obligation to properly plug and abandon wells now or hereafter located on the Leases, (iii) the obligation to restore the surface of the Leases in accordance with applicable lease or other agreements and governmental laws, orders and regulations, and (iv) damage to property, or injury to or death of persons attributable to the Assets and occurring after the Effective Time). Notwithstanding the foregoing, Seller's indemnification obligations include liabilities in respect of Environmental Laws as to the Assets and to conditions that existed prior to the Effective Time; and

                 (d) The indemnity, defense and hold harmless obligations set forth above shall not apply to (i) any amount, other than as set forth in
Section 9.2, that was taken into account as an adjustment to the Purchase Price pursuant to the provisions of this Agreement, (ii) any liability of one party to the other party under the provisions of this Agreement, (iii) any liability Purchaser would ordinarily have vis-a-vis Seller under the terms of applicable operating agreements, and (iv) either party's costs and expenses with respect to the negotiation and consummation of this Agreement and the purchase and sale of the Assets.

         9.4 RECORDING. As soon as practicable after Closing, Purchaser shall record the conveyances in the appropriate counties.

         9.5 FURTHER ASSURANCES. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

         10.2 NOTICE. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by overnight courier, by telecopy or by registered or certified mail, postage prepaid, as follows:

         If to Seller:

                 Genesis Gas & Oil, LLC
                 14 Corporation Woods
                 8717 W. 110th Street,  Suite 420
                 Overland Park, Kansas  66210
                 Attention:       G. H. Mohajir
                 Telephone:       (913) 345-8117
                 Telecopy:        (913) 345-9094

         If to Purchaser:

                 Tom Brown, Inc.
                 508 West Wall, Suite 500
                 Midland, TX  79701
                 Attention:       General Counsel
                 Telephone:       (915) 682-9715
                 Telecopy:        (915) 688-9598

All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

         10.3 SALES TAX, RECORDING FEES AND SIMILAR COSTS. Purchaser shall bear any tax, recording fees and similar costs incurred and imposed upon, or with respect to, the property transfers contemplated hereby.

         10.4 AD VALOREM TAXES. All unpaid ad valorem and similar taxes that are payable with respect to the Assets for all periods ending on or prior to the Effective Time shall be as estimated by the parties and shall be an adjustment to the Purchase Price. In the case of tax periods that included but did not end on the Effective Time, taxes shall be prorated to the Effective Time and be an adjustment to the Purchase Price. Purchaser shall pay all such taxes payable for all such periods which are adjusted or prorated.

         10.5 EXPENSES. All expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the Conveyance and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller; and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

         10.6 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws otherwise applicable to such determinations. In the event any dispute arises with respect to this Agreement, the parties hereby consent to jurisdiction and litigation of such disputes in the State of Colorado.

         10.7 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         10.8 WAIVERS. Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.9 ASSIGNMENT. No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment made without such consent shall be void except as otherwise provided in this Section.

         10.10 ENTIRE AGREEMENT. This Agreement and the documents to be executed hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

         10.11 SURVIVAL. The representations and warranties of Seller and Purchaser set forth in Articles V and VI of this Agreement shall survive the Closing and shall only be applicable for one hundred eighty (180) days thereafter.

         10.12   AMENDMENT.

                 (a) At any time prior to the Closing Date this Agreement may be amended or modified in any respect by the parties by an agreement in writing executed in the same manner as this Agreement.

                 (b) No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         10.13 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to or referred to in this Agreement are incorporated into and made a part of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, all as of the date above written.


                                  Seller:

                                  GENESIS GAS & OIL, LLC



                                  By:___________________________________
                                     Jaffer A. Mohajir
                                     Manager


                                  Purchaser:

                                  TBI PRODUCTION COMPANY



                                  By:___________________________________
                                     Peter R. Scherer
                                     Executive Vice President

                                  EXHIBIT "A"

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                                 LIST OF LEASES

                                  EXHIBIT "A"

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                                 LIST OF WELLS

                                  EXHIBIT "B"

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY



                     AGREEMENT, ASSIGNMENT AND BILL OF SALE

         GENESIS GAS & OIL, LLC, a Kansas limited liability company, 14 Corporation Woods, 8717 W. 110th Street, Suite 420, Overland Park, Kansas 66210 ("Assignor"), for the payment of Ten and no/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof, hereby grants, sells, assigns, and conveys to TBI PRODUCTION COMPANY, a Delaware corporation ("Assignee"), 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202, all of Assignor's right, title and interest (including, without limitation, overriding royalties and royalties) in and to the following:

         (a) The estates and rights created by the oil and gas leases and mineral estates described on Exhibit "A" attached hereto (the "Leases"), subject to any other royalties, overriding royalties, production payments or other similar interests burdening the Leases;

         (b) All oil, gas, water disposal and other wells (whether producing or non-producing) (the "Wells") located on the Leases or on lands pooled therewith, together with all of Assignor's interest in the rights and appurtenances incident thereto, including, but not limited to, all of Assignor's interest in fixtures, personal property (including pits and ponds), facilities and equipment, used or held for use or charged to the Leases or Wells for the production, treatment, sale, or disposal of hydrocarbons or water produced therefrom or attributable thereto;

         (c) The oil, natural gas liquids or condense inventory, including "line fill" and inventory below the pipeline connection in tanks as of 7:00 a.m., local time, June 1, 1997 (the "Effective Time"); and

         (d) All of Assignor's rights in, to and under, and obligations arising from, all agreements relating to the Leases or Wells, including, but not limited to, joint operating agreements, unitization agreements, pooling agreements, farmout agreements, drilling agreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders and decisions of State and Federal regulatory authorities establishing units.

         It is Assignor's express intent herein that Assignor's right, title and interest in and to the Leases shall include any and all overriding royalty interests in favor of Endowment Energy Co-Investment Partnership which have been reassigned to Assignor prior to the Effective Time.

         Assignor will, at any time and from time to time after the date hereof, upon Assignee's request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transaction embodied in this Agreement, Assignment and Bill of Sale.

         Assignor makes no representation or warranty of title to the interests assigned hereby other than against the claims of third parties claiming the same, or any part thereof, by, through or under Assignor but through no other party. The personal property and equipment assigned hereby are sold AS IS AND WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, ARE HEREBY EXPRESSLY DENIED. This conveyance is made with full substitution and subrogation of Assignee, its successors and assigns, to the rights of Assignor under, in and to all warranties made by others with respect to the rights, titles and interests being conveyed hereunder.

         To have and to hold the same unto Assignee, its successors and assigns forever.

         EXECUTED to be effective for all purposes as of the Effective Time.

                                  Assignor:

                                  GENESIS GAS & OIL, LLC



                                  By:___________________________________
                                       Jaffer A. Mohajir
                                       Manager

                                  Assignee:

                                  TBI PRODUCTION COMPANY



                                  By:___________________________________
                                        Richard B. Porter
                                        Vice President

                                ACKNOWLEDGEMENTS



STATE OF KANSAS                            )
                                           )  ss.
COUNTY OF ___________                      )


         Be it known, that on this ______ day of the month _____________, 1997, before me, the undersigned authority, personally came and appeared _____________________, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and who acknowledged, in my presence, that he signed the above foregoing document as his own free act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appeared has signed these presents and I have hereunto affixed my hand and seal on the day and date first above written.



My Commission Expires:            _____________________________________________
                                  Notary Public in and for the State of Kansas
(Seal)

                                ACKNOWLEDGEMENTS



STATE OF TEXAS                             )
                                           )  ss.
COUNTY OF MIDLAND                          )


         Be it known, that on this ______ day of the month _____________, 1997, before me, the undersigned authority, personally came and appeared _____________________, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and who acknowledged, in my presence that he signed the above foregoing document as his own free act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appearer has signed these presents and I have hereunto affixed my hand and seal on the day and date first above written.



My Commission Expires:            _____________________________________________
                                  Notary Public in and for the State of Texas
(Seal)

PLEASE RETURN RECORDED INSTRUMENT TO:

TBI Production Company
555 Seventeenth Street, Suite 1900
Denver, Colorado  80202-3918

                                  SCHEDULE 2.4

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                                ALLOCATED VALUES

                                  SCHEDULE 3.1

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                                 TITLE BURDENS

                                  SCHEDULE 3.5

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                        CONSENTS AND PREFERENTIAL RIGHTS

                                  SCHEDULE 5.8

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                                 GAS BALANCING

                                 SCHEDULE 5.11

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                             GAS CONTRACTS/PROCEEDS

                                 SCHEDULE 5.14

                         TO PURCHASE AND SALE AGREEMENT
                         BETWEEN GENESIS GAS & OIL, LLC
                           AND TBI PRODUCTION COMPANY


                               MATERIAL CONTRACTS